                                                Filed Pursuant to Rule 424(b)(3)
                                        Registration Statement Number 333-112274


            ADDENDUM TO PROSPECTUS SUPPLEMENT DATED FEBRUARY 24, 2006

                                                  Dated: May 1, 2006

                                 STATE OF ISRAEL
                                  $400,000,000
                    FLOATING RATE LIBOR BONDS (SIXTH SERIES)

Initial Interest Rate for the Bonds purchased during the first half of MAY 2006 (May 1-14) are:

4-YEAR FLOATING RATE LIBOR BOND     5.3125%
10-YEAR FLOATING RATE LIBOR BOND    5.4125%

These interest rates were calculated as follows:

4-YEAR FLOATING RATE LIBOR BOND:

Applicable LIBOR     +  Number of basis points set by  =  Initial Interest Rate:
for May 1-14, 2006:     State of Israel at beginning
                        of this sales period:
-------------------     -----------------------------     ----------------------
5.3125%                 0 BASIS POINTS                    5.3125%


10-YEAR FLOATING RATE LIBOR BOND:

Applicable LIBOR     +  Number of basis points set by =   Initial Interest Rate:
for May 1-14, 2006:     State of Israel at beginning
                        of this sales period:
-------------------     -----------------------------     ----------------------
5.3125%                 10 BASIS POINTS                   5.4125%

5-YEAR FLOATING RATE LIBOR BOND IS NOT AVAILABLE.

Applicable LIBOR is then adjusted two banking days prior to June 1 and December 1 during the term of the bonds. Bonds purchased during the semi-monthly sales period of May 15, 2006 to May 31, 2006 will receive the rate and spread in effect for that sales period. A purchase is effective when all required subscription documents are received in a form acceptable to Israel and the full purchase price is accepted.